www.centex.com
P.O. Box 199000
Dallas, Texas 75219-9000

2728 North Harwood
Dallas, Texas 75201-1516

Phone: (214) 981-5000
N e w s R e l e a s e

For additional information, contact:
Ken Smalling, Director, External Communications, 214-981-6706
Matthew G. Moyer, Vice President, Investor Relations, 214-981-6000
CENTEX CORPORATION ANNOUNCES SALE OF
ITS COMMERCIAL CONSTRUCTION OPERATIONS
DALLAS — Feb. 1, 2007 — Centex Corporation (NYSE: CTX) today announced it signed a definitive agreement to sell its commercial construction division, Centex Construction, to Balfour Beatty PLC, a leading U.K.-based international engineering and construction group, for approximately $362 million. Centex expects to complete the transaction by March 31, pending regulatory approval.
The transaction will further solidify Centex’s strategy to sharpen its focus on its core home building operations. It follows other actions the company has taken that underscore that commitment, including the sale of it sub-prime home equity lending group, Centex Home Equity Company, in July of last year, and its U.K. home building operations, Fairclough Homes, in September of 2005.
“This transaction is positive for both Centex and Centex Construction,” said Tim Eller, chairman and CEO of Centex Corporation. “The sale further simplifies our portfolio and supports our strategy of focusing on our core home building operations. Centex Construction’s already strong operations will benefit significantly by being part of a company focused entirely on the commercial construction sector.”
Ian Tyler, chief executive of Balfour Beatty, said, “Establishing a major presence in the U.S. on the model of our U.K. business, with strong capabilities in project management, project delivery and capital investment, is an important element in Balfour Beatty’s established long-term growth strategy. Centex Construction is a high-quality building and building services company which gives us profitable critical mass in the U.S. in a core Balfour Beatty business and brings substantial development and growth opportunities.”
About Centex
Dallas-based Centex (NYSE: CTX), founded in 1950, is one of the nation’s leading home building companies. Centex operates in major U.S. markets in 25 states and delivered more than 39,000 homes in the United States in its most recent fiscal year ended March 31, 2006. Its leading brands include Centex Homes, Fox & Jacobs Homes, CityHomes and Centex Destination Properties.
In addition to its home building operations, Centex’s (www.centex.com) related business lines include mortgage and financial services and home services. These businesses provide operational or financial support to home building operations and are leaders in their respective industries. Centex consistently ranks among the most admired companies in its industry, according to FORTUNE magazine.
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Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when Centex is discussing its beliefs, estimates or expectations. Such statements include projections, forecasts, and plans and objectives of management for future operations and other events, as well as any related assumptions, including the proposed sale of Centex Construction. These statements are not historical facts or guarantees of future performance but instead represent only Centex’s belief at the time the statements were made regarding future events, which are subject to significant risks, uncertainties and other factors, many of which are outside of Centex’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. These risks and uncertainties include, but are not limited to (i) with respect to the sale transaction, the satisfaction of the various conditions to closing, including approval of the transaction by various third parties and regulatory authorities, and (ii) the factors described in greater detail in Centex’s most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2006 (including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), as well as recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are on file with the SEC and may be obtained free of charge through the web site maintained by the SEC at http://www.sec.gov. All forward-looking statements made in this press release are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed in this press release will increase with the passage of time. Centex makes no commitment, and disclaims any duty, to update or revise any forward-looking statement to reflect future events or changes in Centex’s expectations.